UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 23, 2012

W&E Source Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52276	98-0471083
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

Delaware Intercorp, Inc., 113 Barksdale Professional Center
Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (450) 443-1153

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 23, 2012, W&E Source Corp. f/k/a News of China, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with its CEO, Hong Ba, pursuant to which the Company has agreed to issue and sell to Ms. Ba, and Ms. Ba has agreed to purchase from the Company, up to 22,000,000 shares of the Company’s common stock for an aggregate purchase price of RMB 4,000,000 (approximately US$630,000).

The shares purchased pursuant to the Stock Purchase Agreement will be subject to a lock-up period of 5 years.

Copies of the Stock Purchase Agreement and described above is filed as an exhibit herewith and the above summary of the agreements is qualified in its entirety by reference to such agreement, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Report on Form 8-K, the Company will issue to Ms. Ba 22,000,000 shares of newly-issued Company common stock, at $0.001 par value per share, pursuant to the Stock Purchase Agreement. These shares will not be registered under the Securities Act of 1933, as amended (the “1933 Act”). The issuance of these shares were made pursuant to Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of January 23, 2012 by and between the Company and Hong Ba.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

W&E Source Corp.

By: /s/ Chenxi Shi
Chenxi Shi, Chief Financial Officer

Date: January 23, 2012